UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 26, 2016

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United Financial Bancorp, Inc.

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Connecticut	001-35028	27-3577029
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Glastonbury Boulevard, Suite 200, Glastonbury, CT	06033
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 291-3600
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition
On January 26, 2016, United Financial Bancorp, Inc. issued a press release describing its results of operation for the quarter ended December 31, 2015. The press release announcing financial results is included as Exhibit 99.1 to this report and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure
On January 26, 2016, United Financial Bancorp, Inc. made available its presentation slides to accompany the earnings press release. The presentation includes among other things, a review of the financial results and trends through the period ending December 31, 2015. Copies of these materials are attached as Exhibit 99.2 to this filing.

Item 8.01.	Other Events
The Company had obtained approval for and initiated a third buyback plan on October 15, 2014. Under this plan, the Company was authorized to repurchase up to 2,566,283 shares, or 5% of the outstanding shares at the time the plan was approved and had a remaining authorization to purchase an additional 254,394 shares. On January 26, 2016, the Company’s Board of Directors approved a fourth share repurchase plan authorizing the Company to repurchase up to 2.5% of outstanding shares, or 1,248,536 shares.

Item 9.01.	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Number	Description
Exhibit 99.1	Press Release Dated January 26, 2016.
Exhibit 99.2	Investor Presentation Dated Fourth Quarter 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2016	UNITED FINANCIAL BANCORP, INC. Registrant

	By:	/s/ Eric R. Newell
Eric R. Newell Executive Vice President/ Chief Financial Officer

Exhibit Index

Number	Description
Exhibit 99.1	Press Release Dated January 26, 2016.
Exhibit 99.2	Investor Presentation Dated Fourth Quarter 2015.